                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into by and among SIMON PROPERTY GROUP, Inc., a Maryland corporation (the "Parent"), SIMON PROPERTY GROUP ADMINISTRATIVE SERVICES PARTNERSHIP, L.P., an indirect majority owned subsidiary of the Parent (the "Company") and RICHARD S. SOKOLOV (the "Executive"), as of March 26, 1996 and made effective as of the Effective Date, as defined in Section 3.1 hereof, subject to Section 3.2 hereof.

         WHEREAS, Executive previously served as President and Chief Executive Officer of DeBartolo Realty Corporation ("DC") and DeBartolo Properties Management, Inc. ("DC SUB");

         WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 26, 1996 among the Parent, DAY Acquisition Corp. and DC, DC will, as of the Effective Date, become a wholly-owned subsidiary of the Parent (the "Merger");

         WHEREAS, each of the Parent and the Company considers it essential to its best interests and the best interests of its stockholders to foster the continued employment of Executive by the Parent and the Company from and after the Effective Date;

         WHEREAS, Executive is willing so to continue his employment on the terms hereinafter set forth in this agreement (the "Agreement"); and

         WHEREAS, Executive has agreed that from and after the Effective Date, this Agreement shall supersede in all respects the Employment Agreement among DC, DC SUB and the Executive dated as of April 15, 1994 (the "Prior Agreement") and any other agreements, arrangements or understandings relating to the subject matter hereof.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                            Executive Representations

         1.1 Executive Representations and Agreement

             (a) Executive represents and warrants that, as of the date hereof and as of the Effective Date, no event has occurred that constitutes grounds for "Good Reason" under the Prior Agreement and Executive agrees and acknowledges that as of the Effective Date (i) this Agreement shall supersede the Prior Agreement in all respects and (ii) except as otherwise expressly provided in this Agreement, neither the Executive nor the Parent, the Company or their affiliates shall have any further rights, claims or obligations under any provisions of the Prior Agreement or any other existing agreements, arrangements or understandings relating to the subject matter hereof.

             (b) Executive represents and warrants to the Parent and the Company, that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

                                   ARTICLE II

                     Employment, Duties and Responsibilities

         2.1 Employment. During the term of Executive's employment hereunder, Executive shall serve as the President and Chief Operating Officer of the Parent and agrees to serve, if elected, for no additional compensation as a trustee or director of the Parent and/or in the position of officer, trustee or director of any subsidiary or affiliate of the Parent. Executive hereby accepts such employment. Executive agrees to devote his full time and efforts to promote the interests of the Parent and its affiliates. In addition, during the term of Executive's employment hereunder, the Parent shall use its best efforts to nominate Executive for election to, and to cause Executive to be elected to, the Board of Directors of Parent (the "Board") and to the Executive Committee of the Board and shall nominate Executive for re-election to the Board at each annual meeting of the Parent's shareholders at which directors of the Parent are to be elected.

         2.2 Duties and Responsibilities. During the term of Executive's employment hereunder, Executive shall perform such duties and exercise such supervision and authority over and with regard to the business of the Parent as are similar in nature to those duties and services customarily associated with the position of President and Chief Operating Officer, including authority, subject to the oversight of the Chief Executive Officer of the Parent and the Board, with respect to the day-to-day operations of the Parent, and development and implementation of business strategies. In exercising such authority the Executive shall routinely consult with, and report directly and only to the Chief Executive Officer of the Parent and the Board.

         2.3 Base of Operation. Executive's principal base of operation for the performance of his duties and responsibilities under this Agreement shall initially be in Youngstown, Ohio; provided, however that Executive shall perform such duties and responsibilities not involving a permanent transfer of his base of operation outside of Youngstown, Ohio at such other places as shall from time to time be reasonably necessary to fulfill his obligations hereunder; and provided further that, at any time after the first anniversary of the Effective Date, the Executive may, if requested by the Chief Executive Officer of Parent, be required to devote at least a majority of his business time to duties performed by Executive at the Parent's corporate offices in Indianapolis, Indiana.

                                   ARTICLE III

                               Term, Effectiveness

         3.1 Term. The term of this Agreement (the "Term") shall commence as of the closing date of the merger contemplated by Section 1.2 of the Merger Agreement (the "Effective Date") and shall continue for a period of one year thereafter; provided, however, that the Term shall be automatically renewed for successive one-year periods on each of the first two anniversaries of the Effective Date unless either party hereto gives at least 90 days prior written notice to the other of its election not to so renew the Term. Unless earlier terminated by either party as described in the immediately preceding sentence or pursuant to Article VI below, the Term shall expire on the third anniversary of the Effective Date.

         3.2 Effectiveness. Except for the representations and warranties made by Executive in Section 1.1 above which shall be deemed effective as of the date hereof, this Agreement shall become effective only upon the Effective Date. In the event the Merger Agreement is terminated for any reason without the Effective Time (as defined therein) having occurred, this Agreement shall be terminated without further obligation or liability of either party.

                                   ARTICLE IV

                            Compensation and Expenses

         4.1 Salary, Bonuses and Benefits. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of ARTICLE VI hereof):

             (a) Base Salary. The Company shall pay Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company, at the rate of $508,500 per annum. The Parent and the Company agree to review such compensation not less frequently than annually during the Term.

             (b) Retirement, Welfare and Other Benefits. Executive shall participate during the Term in such pension, savings, profit sharing, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Parent and its affiliates, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other officers of the Parent and subject to the terms and provisions of such plans or programs. In addition, Executive will be afforded the same indemnity provisions regarding directors and officers liability that the Parent provides to its other senior executive officers and directors and Executive will be covered by any directors and officers liability policy generally in force for the Parent's senior executive officers and directors.

         (c) Equity Arrangements.

             (i) Executive shall participate during each calendar year during the Term commencing with fiscal year 1999, in the Parent's stock and performance incentive plans (or such plans of the Parent's affiliates maintained for the benefit of other officers of Parent) on the same basis as is made available to other executives of the Parent; it being understood that Executive's entitlement to performance based compensation in respect of fiscal years 1996, 1997 and 1998 shall be as set forth in Section 4.1(c)(iii)(2) and (3) below.

             (ii) Executive and the Parent hereby acknowledge and agree that the Deferred Stock award with respect to 15,868 shares of DC's common stock granted to Executive under the DC 1994 Stock Incentive Plan (the "DC Incentive Plan") in connection with DC's initial public offering which will not have vested prior to the Effective Date shall be deemed fully vested immediately prior to the Effective Date, such shares to be converted into shares of common stock of Parent pursuant to the Merger Agreement.

             (iii) Executive and Parent hereby acknowledge and agree that with respect to the Long-Term Incentive Deferred Stock award relating to 533,000 shares of DC's common stock previously granted to Executive under the DC Incentive Plan, of which 35,634 shares have previously vested and been issued:

                   (1) an aggregate of 97,616 shares of DC common stock, (relating to 1994 and 1995 fiscal year performance) shall be deemed fully vested immediately prior to the Effective Date, such shares to be converted into shares of common stock of Parent pursuant to the Merger Agreement; provided that if Executive determines that such vesting would result in the imposition of any excise tax on Executive under Section 4999 of the Internal Revenue Code of 1986, as amended, at Executive's request, Parent will provide that such shares will be deemed to vest over a period of time, as agreed by Parent and Executive, in consideration of Executive's future performance of services so as to avoid the imposition of any such excise tax by the Executive;

                   (2) 106,600 shares of DC common stock (relating to 1996 fiscal year performance), subject to conversion into shares of common stock of Parent pursuant to the Merger Agreement, will no longer be subject to vesting on the basis of performance but will vest, subject to Executive's continued employment with the Parent, in equal 1/3 portions on each of the first, second and third anniversaries of the Effective Date; and

                   (3) the remaining 293,150 shares of DC common stock, 133,250 relating to 1997 fiscal year performance and 159,900 shares relating to 1998 fiscal year performance, shall be converted into shares of common stock of Parent pursuant to the Merger Agreement and shall be earned upon the Parent's achievement of Funds From Operations growth targets for fiscal years 1997 and 1998, respectively, established by the committee then administering the DC Incentive Plan which, as provided in Section 5.12 of the Merger Agreement, shall not exceed $2.58 per share for fiscal year 1997 and $2.79 per share for fiscal year 1998, (the "FFO Targets"), calculated in a manner consistent with that proposed by the National Association of Real Estate Investment Trusts. Once earned, such shares shall vest, subject to Executive's continued employment with the Parent, in equal 1/3 portions on each of the first three April 1sts that occur after the last day of the fiscal year to which such earned shares relate.

             (d) Bonus Opportunity. Executive shall participate during the Term in the Parent's (or its affiliates') annual cash bonus plan for senior executives of the Parent as in effect from time to time, with a maximum annual bonus for each year during the Term equal to at least 75% of Executive's base salary.

             (e) Vacation. Executive shall be entitled to a reasonable paid vacation period (but not necessarily consecutive vacation weeks) during the Term.

             (f) Car Lease Assignment. Parent shall assign or cause to be assigned to Executive the existing automobile lease relating to the automobile currently made available to Executive by DC; provided that Executive shall reimburse Parent for any costs incurred by Parent or its affiliates in connection with such assignment.

         4.2 Expenses. The Parent will reimburse, or will cause the Company to reimburse, Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Parent's and the Company's policies relating to business-related expenses as in effect from time to time during the Term.

                                    ARTICLE V

                                Exclusivity, Etc.

         5.1 Exclusivity. Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term. Executive also agrees that he will not engage in any other business activities, whether charitable or pursued for gain, profit, other pecuniary advantage or otherwise, that are competitive with the activities of the Parent or its affiliates or that would adversely effect Executive's ability to perform his duties hereunder. Executive agrees that all of his activities as an employee and/or trustee or director of the Parent or its affiliates shall be in conformity with all present and future policies, rules and regulations and directions of the Parent and its affiliates not inconsistent with this Agreement.

         5.2 Other Business Ventures. Executive agrees that for so long as he is employed by the Parent, and for a period of one year thereafter, he will not, directly or indirectly, become an employee, shareholder, owner, officer, agent, director of, or otherwise associate with, any firm, person, business enterprise or other entity which is engaged in or competitive with, any business engaged in by the Parent or its affiliates. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 5% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

         5.3 Confidentiality; Non-solicitation. (a) Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm, business enterprise or other entity, any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Parent or its affiliates including, without limitation, any information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Parent or its affiliates generally; provided that the foregoing shall not apply to information which is not unique to the Parent or its affiliates or which is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. Executive agrees not to remove from the premises of the Parent or its affiliates, except as an employee of the Parent or its affiliates in pursuit of the business of the Parent or its affiliates or except as specifically permitted in writing by the Parent, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Parent and its affiliates. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Parent all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Parent or its affiliates, and no copy of any such confidential information shall be retained by him.

             (b) Executive agrees that for so long as he is employed by the Parent and for a period of one year thereafter, Executive shall not, directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, (A) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Parent or its affiliates to terminate such person's contract of employment or agency, as the case may be, with the Parent or its affiliates, (B) employ or offer employment to any person who was employed by the Parent or its affiliates in other than a purely administrative capacity unless such person shall have ceased to be employed by the Parent or its affiliates for a period of at least 12 months, or (C) divert, or attempt to divert, any person, concern, or entity from doing business with the Parent or its affiliates, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Parent or its affiliates.

             (c) Executive agrees that, at any time and from time to time during and after the Term, he will execute any and all documents which the Parent may deem reasonably necessary or appropriate to effectuate the provisions of this
Section 5.3.

         5.4 Specific Performance. Executive acknowledges and agrees that the Parent's remedies at law for a breach or threatened breach of any of the provisions of this Article V would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Parent, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

                                   ARTICLE VI

                                   Termination

         6.1 Termination by the Parent. The Parent shall have the right to terminate this Agreement and Executive's employment hereunder at any time during the Term with or without "Cause." For purposes of this Agreement, "Cause" shall mean (i) a substantial and continued failure by Executive to perform his duties hereunder or (ii) Executive's conviction of a felony; provided that no termination for Cause as a result of any of the events described in clause (i) shall be deemed effective unless and until the Parent shall have provided Executive with written notice specifying in detail the action(s) or event(s) allegedly constituting grounds for the Cause termination and the Executive shall have failed to cure such action(s) or event(s) within 10 days of receipt of such notice. Any such termination without cause or due to Executive's conviction of a felony shall be effective upon the giving of notice thereof to Executive in accordance with Section 7.3 hereof, and any termination which is based on any of the action(s) or event(s) described in clause (i) shall be effective as of the 10th day following Executive's receipt of such notice if Executive shall have failed to cure the applicable action(s) or event(s).

         6.2 Death. In the event Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

         6.3 Disability. In the event that Executive shall suffer a disability during the Term which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, the Parent shall have the right to terminate this Agreement and Executive's employment hereunder, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 7.3 hereof.

         6.4 Termination by Executive for Good Reason. This Agreement and Executive's employment hereunder may be terminated during the Term by Executive with or without Good Reason, by giving 30 days advance written notice to the Parent in accordance with Section 7.3. For purposes of this Agreement, the following circumstances shall constitute "Good Reason":

             (a) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), or with his authority, duties or responsibilities as contemplated by Sections 2.1 and 2.2 of this Agreement, or any other action by the Parent or its successor which results in a material diminution or material adverse change in Executive's titles, position, status, authority, duties or responsibilities (including, without limitation, removal of Executive from, or failure to secure the Executive's election or appointment to, the Board or the Executive Committee of the Board without the Executive's written consent during any period when the number of directors constituting the entire Board equals or exceeds 13, other than as a result of Executive's death or disability);

             (b) any material breach by the Parent or its successor of the provisions of this Agreement;

             (c) any failure by the Parent to comply with and satisfy Section 7.2(b) of this Agreement; or

             (d) a relocation of Executive's principal base of operation to any location other than Youngstown, Ohio during the term of Executive's employment hereunder; provided that the requirement that Executive devote at least a majority of his business time to duties performed at the Parent's corporate offices in Indianapolis, Indiana at any time after the first anniversary of the Effective Date shall not constitute a relocation of Executive's principal base of operation for purposes of this Agreement;

             provided that no termination by Executive for Good Reason shall be deemed effective unless and until the Executive shall have provided the Parent with written notice specifying in detail the action(s) or event(s) allegedly constituting grounds for the Good Reason termination and the Parent shall have failed to cure such action(s) or event(s) within 10 days of receipt of such notice.

         6.5 Effect of Termination.

             (a) In the event of termination of this Agreement during the Term by either party for any reason, or by reason of the Executive's death, the Company shall pay to Executive (or his beneficiary in the event of his death) any base salary earned but not paid to Executive prior to the effective date of such termination, together with any other earned and currently payable, but then unpaid, compensation.

             (b) In the event of the termination of this Agreement during the Term (i) by the Parent without Cause (other than due to Executive's death or disability), (ii) by Executive for Good Reason or (iii) by reason of the Parent's election not to renew the Term through the third anniversary of the Effective Date as provided in Section 3.1 hereof (each, a "Wrongful Termination"), the Company shall pay to Executive, in addition to the amounts described in Section 6.5(a) hereof, an amount equal to one-year's then current base salary and bonus, in twelve equal monthly installments following the date of such termination (the "Cash Severance"). For this purpose, Executive's then current bonus shall be Executive's maximum target bonus for the Parent's fiscal year within which such termination occurs. In addition, the deferred stock award shares described in Section 4.1(c)(iii)(2) shall (to the extent not then vested) be deemed fully vested as of the date of such termination of employment and (x) the deferred stock award shares described in Section 4.1(c)(iii)(3) which have been earned as of the date of such termination, if any, shall (to the extent not then vested) be deemed fully vested as of the date of such termination of employment and (y) the deferred stock award shares described in Section 4.1(c)(iii)(3) which are "deemed" earned as described in the next succeeding sentence shall be deemed fully vested as of the last day of the fiscal year in which such Wrongful Termination occurs. For purposes of this Section 6.5(b), deferred stock awards described in Section 4.1(c)(iii)(3) shall be "deemed" earned with respect to a fiscal year if the Wrongful Termination occurs after August 31 of such fiscal year and the FFO Targets for such fiscal year are subsequently determined to have been met.

             (c) Unless otherwise agreed among the parties in writing, in the event of the termination of this Agreement due to the expiration of the Term (i) on the third anniversary of the Effective Date or (ii) as a result of Executive's notice to the Parent electing not to renew the Term pursuant to
Section 3.1, Executive shall be entitled to no further benefits hereunder, other than those described in Section 6.5(a), and any continuation of Executive's employment with the Parent beyond the expiration of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement, and Executive's employment may thereafter be terminated at will by Executive or the Parent; provided that (x) if Executive shall remain employed with the Parent through the third anniversary of the Effective Date and Executive shall resign his employment upon the expiration of the Term due to the Parent's failure to offer Executive continued employment with the Parent for at least an additional one year period (the "Extension Period") on terms substantially equivalent in all material respects to those set forth in this Agreement (other than principal base of operation for performance), including, without limitation, each of the termination provisions set forth in this Section
6.5 (including this Section 6.5(c) which shall apply at the expiration of the Extension Period should Executive remain employed by the Parent through the conclusion of such Extension Period) (such terms of continued employment being hereinafter referred to a "Substantially Equivalent Terms"), then such resignation shall be treated under this Agreement as a Wrongful Termination and the provisions of Section 6.5(b) shall apply and (y) if the Executive shall remain employed with the Parent through the third anniversary of the Effective Date and the Executive shall resign his employment upon the expiration of the Term due to the Parent's offer to Executive of continued employment on Substantially Equivalent Terms but which would require Executive's relocation to an area outside of Youngstown, Ohio, then Executive shall be entitled to elect, by delivery of written notice to the Parent coincident with, or within 15 days following, such resignation of employment, either (A) to cause the Parent to provide that the vesting of the deferred stock award shares described in Section 4.1(c)(iii)(2) and Section 4.1(c)(iii)(3) shall be accelerated in the same manner and to the same extent described in Section 6.5(b) or (B) to require that the Company pay Executive the Cash Severance.

             (d) In the event of Executive's termination of employment by Parent due to Executive's disability or as a result of Executive's death, in addition to Executive's entitlement to the amounts described in Section 6.5(a), the vesting of the deferred stock award shares described in Section 4.1(c)(iii)(2) and Section 4.1(c)(iii)(3) shall be accelerated in the same manner and to the same extent described in Section 6.5(b).

             (e) Except as expressly provided in this Article VI, the Parent shall have no further obligations to Executive under this Agreement following Executive's termination of employment with the Parent. Any other benefits due Executive following Executive's termination of employment with the Parent shall be determined in accordance with the plans, policies and practices of the Parent; provided that any severance benefits otherwise payable to Executive in connection with Executive's termination of employment under any plan or policy of the Parent or its affiliates shall be reduced by the aggregate amount payable to Executive pursuant to Section 6.5(b).

             (f) Upon the termination of Executive's employment with the Parent for any reason, Executive agrees to promptly resign, effective as of the date of such termination of employment, from the Board (and any committee thereof) as well as from participation as a member of the Board of Directors or trustee or committee member of any of the Parent's affiliates and will take all action reasonably requested by the Parent in order to evidence such resignation.

                                   ARTICLE VII

                                  Miscellaneous

         7.1 Life Insurance. Executive agrees that the Parent and/or its affiliates may apply for and secure and own insurance on Executive's life (in amounts determined by the Parent or its affiliates). Executive agrees to cooperate fully in the application for and securing of such insurance, including the submission by Executive to such physical and other examinations, and the answering of such questions and furnishing of such information by Executive, as may be required by the carrier(s) of such insurance. Notwithstanding anything to the contrary contained herein, the Parent and its affiliates shall not be required to obtain any insurance for or on behalf of Executive, except as provided in Section 4.1(b) hereof.

         7.2 Benefit of Agreement; Assignment; Beneficiary.

             (a) This Agreement shall inure to the benefit of and be binding upon the Parent, the Company and its successors and assigns, including without limitation, any corporation or person which may acquire all or substantially all of the Parent's assets or business, or with or into which the Parent may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to the Executive pursuant to Section 6.5(a), all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

             (b) The Parent shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Parent would be required to perform it if no such succession had taken place.

         7.3 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Parent to its principal corporate offices in Indianapolis, Indiana, Attention: General Counsel, or to such other address and/or to the attention of such other person as the Parent shall designate by written notice to Executive; and (b) in the case of Executive, to the then most current address of the Executive as recorded in the personnel records of the Parent, or to such other address as Executive shall designate by written notice to the Parent. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

         7.4 Entire Agreement; Amendment.

             (a) As of the Effective Date, this Agreement shall constitute the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereof with respect to compensation due for services rendered hereunder. Executive, the Parent and the Company further hereby expressly agree that from and after the Effective Date, (i) this Agreement shall supersede the Prior Agreement in all respects, (ii) Executive's rights with respect to the vesting and payment of awards under the DC Incentive Plan shall be limited to those expressly provided in Section 4.1(c), and (iii) neither the Executive nor the Parent or its affiliates shall have any further rights, claims or obligations under any provisions of the Prior Agreement or any then existing agreements, arrangements or understandings relating to the subject matter hereof.

             (b) This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

         7.5 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         7.6 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         7.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Indiana without reference to the principles of conflict in laws.

         7.8 Agreement to Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

         7.9 Arbitration. Except for disputes with respect to Article V hereof, any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to arbitration in Indianapolis, Indiana in accordance with the Commercial Rules of the American Arbitration Association then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

         7.10 Attorneys' Fees. In the event of any arbitration or legal proceeding between the parties hereto arising out of the subject matter of this Agreement, including any such proceeding to enforce any right or provision hereunder, which proceeding shall result in the rendering by an arbitration panel or court of a decision in favor of Executive, the Parent shall pay to Executive all costs and expenses incurred therein by Executive, including, without limitation, reasonable attorneys' fees, which costs, expenses and attorneys' fees shall be included in and as a part of any award or judgment rendered in such arbitration or legal proceeding.

         7.11 Notification Requirement. During the term of Executive's employment hereunder and for the one year period following Executive's termination of employment with the Parent for any reason, the Executive shall give notice to the Parent of any change in the Executive's address and of each new employment that the Executive plans to undertake, at least seven (7) days prior to beginning any such new employment. Such notice shall state the nature of the new employment, the name and address of the person for whom such new employment is undertaken and the Executive shall provide the Parent with such other pertinent information concerning such new employment as the Parent may reasonably request in order to determine the Executive's continued compliance with the Executive's obligations under Article V.

         7.12 Withholding Taxes. The Parent and its affiliates may withhold from any amounts payable under this Agreement such Federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and the Parent and its affiliates shall be authorized to take such action as may be necessary in the opinion of the Parent's counsel (including, without limitation, withholding amounts from any compensation or other amount owing from the Parent (or its affiliates) to the Executive) to satisfy all obligations for the payment.

         7.13 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         7.14 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

         7.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of this 26th day of March, 1996.

                                            SIMON PROPERTY GROUP, INC.

                                              By: /s/ DAVID SIMON
                                                  ------------------------------
                                                    Name:  DAVID SIMON
                                                    Title: PRESIDENT

                                            SIMON PROPERTY GROUP
                                              ADMINISTRATIVE
                                              SERVICES PARTNERSHIP, L.P.

                                            By its General Partner:

                                              M.S. MANAGEMENT ASSOCIATES
                                                  (INDIANA), INC.

                                              By: /s/ DAVID SIMON
                                                  ------------------------------
                                                    Name:  DAVID SIMON
                                                    Title: PRESIDENT


                                              /s/ RICHARD S. SOKOLOV
                                              ------------------------------
                                                  RICHARD S. SOKOLOV


Agreed and acknowledged
as of the date first above
written.

  DEBARTOLO REALTY CORPORATION

  By: /s/ KIM A. RIECK
      ---------------------------------
      Name:  KIM A. RIECK
      Title: SENIOR VICE PRESIDENT

  DEBARTOLO PROPERTIES MANAGEMENT, INC.

  By: /s/ KIM A. RIECK
      ---------------------------------
      Name:  KIM A. RIECK
      Title: SENIOR VICE PRESIDENT